Joint Venture Agreement

of

Alternative Construction Technologies, Inc.

Atlan International Holding Corp.

Alternative Construction Consulting Services, Inc.

Dated as of November 10, 2007

TABLE OF CONTENTS

Joint Venture Agreement

of

Alternative Construction Technologies, Inc.
Atlan International Holding Corp.
Alternative Construction Consulting Services, Inc.

THIS JOINT VENTURE AGREEMENT, is entered into as of, and shall be effective from, this 10th day of November, 2007, among the parties set forth on Exhibit A annexed hereto, as initial members (the "Members") of this Joint Venture Agreement.

WITNESSETH:

WHEREAS, the Members wish to create a Joint Venture Agreement establishing the rules and procedures which will govern the conduct of the business and affairs of The Company; and,

WHEREAS, the Members have unanimously agreed on the acceptance of developing a solar energy, green structural insulated panel utilizing the AcTech® Panel System (Exhibit B),

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Members, intending to be legally bound, hereby mutually covenant and agree as follows:

ARTICLE I

FORMATION OF JOINT VENTURE

1.1. Formation. The Joint Venture consists of Alternative Construction Technologies, Inc., a Florida Corporation, Atlan International Holdings Corp., Inc., a Florida Corporation, and Alternative Construction Consulting Services, Inc., collectively known as ("The Company").

1.2. Name and Registered Office. Unless and until amended in accordance with this Agreement, the Joint Venture's address shall be c/o Alternative Construction Consulting Services, Inc., 2910 Bush Drive, Melbourne, Florida 32935, or in such other place or places as the Members may from time to time determine.

1.3. Business. The purpose of The Company is to engage in the design, development, manufacturing, and selling of a solar structural insulated panel utilizing the AcTech® Panel System.

1.4. Term. The term of The Company shall exist for a period of Five Years, with two automatic Five Year Extensions.

1.5. Qualification in Other Jurisdictions. The Members shall cause The Company to be qualified, formed, reformed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction, if such qualification, formation, reformation or registration is necessary in order to protect the Members or to permit The Company lawfully to transact business.

1.6. Definitions. Terms not otherwise defined in this Agreement shall have the meanings set forth below:

(a) **"1933 Act"** shall mean the Securities Act of 1933.

(b) **"Agreement"** shall mean this Joint Venture agreement as the same shall be amended from time to time.

(c) **"Additional Member"** shall mean a Member admitted as a Member after the date this Agreement becomes effective.

(d) **"Assignee"** shall mean a transferee or a Permitted Transferee of an Interest who has not been admitted as a Substitute Member.

(e) **"Assignee's Admission"** shall have the meaning set forth in Section 10.3 hereof.

(f) **"Bankruptcy"** shall mean, with respect to any Member, that such Member (1) has made an assignment for the benefit of creditors generally; (2) has voluntarily filed a petition as a "debtor" commencing a case under the bankruptcy laws of the United States of America; (3) has commenced against it an involuntary petition commencing a case against it under the bankruptcy laws of the United States of America which is not dismissed within 60 days thereafter; or (4) had a receiver appointed for substantially all of the property and assets of such Member.

(g) **"Capital Account"** shall have the meaning set forth in Section 3.5 hereof.

(h) **"Capital Contribution"** of a Member shall mean that amount of capital actually contributed by the Member to The Company pursuant to Article III hereof.

(i) **"Code"** shall mean the Internal Revenue Code of 1986.

(j) **"Defaulting Member"** shall have the meaning set forth in Section 3.3 hereof.

(k) **"Disassociated Member"** shall have the meaning set forth in Section 2.7 hereof.

words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein," "hereof," "hereunder" and similar terms shall refer to this Agreement unless the context otherwise requires. References to any statute, law or regulation herein means such statute, law or regulation as amended.

ARTICLE II

MEMBERSHIP

2.1. Members. The Members of The Company are set forth on Exhibit A hereto, each of whom is admitted to The Company as a Member prior to or as of the date hereof.

2.2. Representations and Warranties. Each Member hereby represents and warrants to The Company and each other Member as follows:

(a) Authorization. If such Member is an organization, it is duly organized, validly existing and in good standing under the law of its state of organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all actions necessary for the due authorization, execution, delivery and performance by that Member of this Agreement have been duly taken;

(b) Compliance with Other Instruments. Such Member's execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it or he is bound;

(c) Purchase Entirely for Own Account. Such Member is acquiring its or his Joint Venture Interest for such Member's own account and not with a view to or for the resale, distribution, subdivision or fractionalization thereof and has no contract, understanding, undertaking, agreement or arrangement of any kind with any Person to sell, transfer or pledge to any Person its or his interest or any part thereof nor does such Member have any plans to enter into any such agreement;

(d) Investment Experience. NOT APPLICABLE;

(e) Disclosure of Information. Such Member is aware of The Company's purpose and has acquired sufficient information about The Company to reach an informed and knowledgeable decision to participate in The Company;

(f) Federal and State Securities Laws. NOT APPLICABLE.

2.3. Nature of Interest. Joint Venture Interest is personal property. A Member has no interest in specific property of The Company.

2.4. Admission of Substitute Members. An assignee of a Joint Venture Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who assigned such Interest only with the approval of a Majority in Interest of the Members. If so admitted, the

(l) **"Event of Disassociation"** shall have the meaning set forth in Section 2.6 hereof.

(m) **"Fiscal Year"** shall mean the period from January 1 to December 31 of each year, or as otherwise required by law.

(n) **"Indemnitees"** shall have the meaning set forth in Section 11.1 hereof.

(o) **"Initial Members"** shall mean those members listed on Exhibit A.

(p) **"Joint Venture Interest"** shall mean a Member's share of the profits and losses of The Company and the member's right to receive distributions of The Company's assets, together with the duties and obligations of such member to comply with this Agreement

(q) **"Majority in Interest"** NOT APPLICABLE

(r) **"Members"** shall mean all Members, including Substitute Members and Additional Members, but shall not include Assignees.

(s) **"Percentage Interest"** shall mean as to any Member that percentage of all outstanding Project Interests represented by the Projects held by such Member which shall initially be the percentage set forth opposite such Members' name on such Exhibits from Time to Time as Mutually Agreed Upon by a unanimous agreement of the Joint Venture Members.

(t) **"Permitted Transferee"** shall have the meaning set forth in section 10.4 hereof.

(u) **"Person"** shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), a domestic or foreign Joint Venture, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

(v) **"Substitute Member"** shall mean an Assignee who has been admitted to all the rights of membership pursuant to this Agreement.

(w) **"Treasury Regulations"** shall mean regulations issued pursuant to the Code.

(x) **"Transfer"** shall have the meaning set forth in section 10.1 hereof.

(y) **"Transferring Member"** shall have the meaning set forth in section 8.4(b) hereof.

1.7. Additional Definitions. The definitions in Section 1.7 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The

words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein," "hereof," "hereunder" and similar terms shall refer to this Agreement unless the context otherwise requires. References to any statute, law or regulation herein means such statute, law or regulation as amended.

ARTICLE II

MEMBERSHIP

2.1. Members. The Members of The Company are set forth on Exhibit A hereto, each of whom is admitted to The Company as a Member prior to or as of the date hereof.

2.2. Representations and Warranties. Each Member hereby represents and warrants to The Company and each other Member as follows:

(a) Authorization. If such Member is an organization, it is duly organized, validly existing and in good standing under the law of its state of organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all actions necessary for the due authorization, execution, delivery and performance by that Member of this Agreement have been duly taken;

(b) Compliance with Other Instruments. Such Member's execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it or he is bound;

(c) Purchase Entirely for Own Account. Such Member is acquiring its or his Joint Venture Interest for such Member's own account and not with a view to or for the resale, distribution, subdivision or fractionalization thereof and has no contract, understanding, undertaking, agreement or arrangement of any kind with any Person to sell, transfer or pledge to any Person its or his interest or any part thereof nor does such Member have any plans to enter into any such agreement;

(d) Investment Experience. NOT APPLICABLE;

(e) Disclosure of Information. Such Member is aware of The Company's purpose and has acquired sufficient information about The Company to reach an informed and knowledgeable decision to participate in The Company;

(f) Federal and State Securities Laws. NOT APPLICABLE.

2.3. Nature of Interest. Joint Venture Interest is personal property. A Member has no interest in specific property of The Company.

2.4. Admission of Substitute Members. An assignee of a Joint Venture Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who assigned such Interest only with the approval of a Majority in Interest of the Members. If so admitted, the

Substitute Member shall have all the rights and powers and will be subject to all the restrictions and liabilities of the Member who originally assigned such Joint Venture Interest as may be further limited by the Member making such assignment. The admission of a Substitute Member shall not release any Member who assigned the Joint Venture Interest to such successor from liability to The Company that may have existed prior to such substitution.

2.5. Resignation or Withdrawal of a Member. Except as specifically provided below, and subject to the provisions for transfer contained in Article X, no Member shall have the right to resign, retire or withdraw from membership in The Company or withdraw his interest in The Company's capital and any resignation, retirement or withdrawal by a Member in violation of this Section shall render such Member responsible to The Company and other Members for any consequential or other damages resulting therefrom.

2.6. Events Terminating Membership. The death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in The Company (an "Event of Disassociation"), may or may not cause a dissolution of The Company pursuant to Article XII hereof.

2.7. Rights of Disassociated Members. Upon the occurrence of any Event of Disassociation with respect to any Member (a "Disassociated Member"), if such Event of Disassociation causes a dissolution and winding up of The Company under Article XII, the Disassociated Member who has not wrongfully caused such dissolution, the legal representative or an heir of such Disassociated Member, shall be entitled to participate in the wind up of The Company affairs, or in the appointment of a person to effect such wind up, to the same extent as any other Member.

2.8. Admission of Executor or Heir as Member in Certain Circumstances. If an Event of Disassociation has resulted from the death of a Member and there would be no remaining Members for purposes of Section 18-203 of the Act, the executor or heir designated in any last will and testament of the deceased Member shall, simultaneously with the death of such Member and without further action by The Company, be admitted as an Additional Member of The Company without any LLC Interest and not as an Assignee of the deceased Member. Such Membership shall terminate at the end of the 90-day period commencing with the death of such Member.

2.9. Additional Members. The Managing Members may accept Additional Members within thirty days of the date of the Agreement. Accordingly, each Additional Member shall be granted a Joint Venture Interest in The Company equal to such Additional Member's Percentage Interest as approved by the Managing Members.

ARTICLE III

CONTRIBUTIONS TO CAPITAL

3.1. Initial Contributions. Prior to or contemporaneously with the execution of this Agreement, each Member has contributed in cash to the capital of The Company the amount set forth opposite such Member's name on Exhibit A.

3.2. Joint Venture Interests. In consideration of the capital contributions of each Member referred to in Section 3.1 each Member is hereby granted a Joint Venture Interest in The Company equal to such Member's Percentage Interest as set out in Exhibit A.

3.3. Additional Contributions. Each Member shall be permitted or required to make additional contribution to the capital of The Company based upon approved projects by the Managing Members.

3.4. Interest. No Member shall be entitled to any interest with respect to contributions to or its share of the capital of The Company.

3.5. Capital Accounts. The Company shall maintain a separate capital account (a "Capital Account") for each Member. Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting the initial contribution to the capital of The Company for such Member's Joint Venture Interest, (i) increased by the profits, if any, allocated to such Joint Venture Interest and any additional contributions to the capital of The Company by such member and (ii) decreased by the losses, if any, allocated to such Joint Venture Interest, the distributions if any, made on such Joint Venture Interest and any return to such Member of the contributions to the capital of The Company made by such Member.

ARTICLE IV

MANAGEMENT AND RESTRICTIONS

4.1. Management by Members. The Company shall be managed and controlled by a Board of Managing Members with each entity of ownership of Joint Venture Interest authorized to appoint one member to the Board of Managing Members.

4.2. Authority of Member.

(a) Any Member when authorized by the Board of Managing Members may exercise, directly or by delegation, all powers of The Company and do all that is necessary or appropriate in the ordinary course of the trade or business of The Company, including:

(i) to receive from Members contributions to the capital of The Company;

(ii) to conduct meetings of the Members at The Company's principal office or elsewhere;

(iii) NOT APPLICABLE;

(iv) to disburse payments to Members in connection with distributions from The Company;

(v) to disburse all other payments as provided for in this Agreement;

(vi) to engage such attorneys, accountants and other professional advisers and consultants as the Member may deem necessary or advisable for the affairs of The Company;

(vii) to furnish Members with copies of all amendments to this Agreement;

(viii) to issue to any Member, in such form and on such terms as the Member may consider appropriate, an instrument certifying that such Member is the owner of a Joint Venture Interest;

(ix) NOT APPLICABLE;

(x) to commence or defend litigation that pertains to The Company or any Company assets;

(xi) generally to procure all other executive and administrative undertakings for and on behalf of The Company; and

(xii) subject to the other terms and provisions of this Agreement, to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as he may deem necessary or advisable for, or any may be incidental to, the conduct of the business contemplated by this Section 4.2, including, contracts, agreements, undertakings and transactions with any Member or with other person, firm or corporation having any business, financial or other relationship with any Member or Members.

4.3. Meetings. The Members of The Company may hold meetings, both regular and special, either within or without the State of Florida. The meetings may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Members, or as shall be specified in a written waiver signed by all of the Members. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by the President.

4.4. Special Meetings. Special meetings of the Members may be called by a Majority of Interest of the Members on four days' notice to each Member by mail or 48 hours' notice to each Member either personally, by facsimile or by electronic mail.

4.5. Action without Meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, if the requisite number of Members required for such action consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Members' meetings.

4.6. Telephonic Meetings. Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.7. Compensation of Members. The Members shall not be entitled to any compensation for services or activities undertaken in their capacity as a Member of The Company.

ARTICLE V

NOTICES

5.1. Notices. Whenever, notice is required to be given to any Member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Member at his address as it appears on the records of The Company with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be given to a company, the business of which includes the provision of courier delivery services. Notice to Members may also be given by electronic mail or facsimile to the electronic mail address or facsimile number as it appears on the records of The Company and such notice shall be deemed given upon successful transmission.

5.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Act, the Certificate of Formation or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

6.1. Officers. NOT APPLICABLE

6.2. Compensation of Officers. NOT APPLICABLE

6.3. Term of Office. NOT APPLICABLE

6.4. Duties of President. NOT APPLICABLE

6.5. Duties of Secretary. NOT APPLICABLE

ARTICLE VII

ACCOUNTING AND RECORDS

7.1. Financial Reporting. The Company shall prepare its financial statements using such methods of accounting as The Board of Managing Members deems necessary or appropriate under the Code and Treasury Regulations. It is understood that each Member will initially pay for its own expenses under the Joint Venture and will submit monthly reporting to Alternative Construction Consulting Services, Inc., in order to prepare a Joint Venture Financial Statement in order to determine Allocations. Reports must be submitted with a copy of all receipts paid and/or expensed by a Member of the Joint Venture. Alternative Construction Consulting Services, Inc., will setup an account whereby all proceeds earned under the Joint Venture will be deposited into a Central Depository, regardless of the Membership Entity that ultimately acquires the business on behalf of the Joint Venture. Alternative Construction Consulting Services, Inc., will reimburse expenses on a monthly basis according to submitted reports as funds become available.

7.2. Supervision; Inspection of Books. Proper and complete books of account and records of the business of The Company shall be kept under the supervision of Alternative Construction Consulting Services, Inc., at such place as he shall elect or at such other place as designated by the Board of Managing Members. Alternative Construction Consulting Services, Inc shall give notice to each Member of any changes in the location of such books and records. Subject to the provisions of Section 18-305 of the Act, such books and records shall be open to inspection, audit and copying by any Member, or his designated representative, upon reasonable notice at any time during business hours for any purpose reasonably related to the Member's interest in The Company. Any information so obtained or copied shall be kept and maintained in strictest confidence except as required by law.

7.3. Reliance on Records Accounts. A Member of The Company shall be fully protected in relying in good faith upon the records and accounts of The Company and upon such information, opinions, reports or statements presented to The Company by any of its other Members or committees, or by any other person, as to matters the Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of The Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of The Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

7.4. Tax Returns. Alternative Construction Consulting Services, Inc., shall, within 90 days after the end of each Fiscal Year (or sooner, as necessary), prepare financial statements and

transmit to each Member a schedule showing such Member's distributive share of The Company's income, deductions and credits, and all other information necessary for such Members timely to file their income tax returns. Each Member agrees not to treat any item of income, expense, gain, loss or credit in a manner inconsistent with the treatment of such items by The Company.

ARTICLE VIII

ALLOCATIONS

8.1. Allocations of Profits and Losses. Except as required by Treasury Regulations under Section 704(b) of the Code, in each Fiscal Year, any items of income, expense, gain or loss as determined in accordance with generally accepted accounting principles shall be allocated among the Members in proportion to each Member's Percentage Interest for each identified and unanimously approved project.

8.2. Income Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of The Company shall be allocated among the Members in accordance with their respective shares of profits and losses provided that any taxable income, gain, loss and expense attributable to contributed or revalued property shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of the property to The Company and its fair market value at the time of contribution or revaluation in accordance with Section 704(c) of the Code or the principles thereof, and any such allocations shall be made with reference to book income, gain, loss and expense.

8.3. Section 704(b) and (c) of the Code. Each Member's allocable share of income, expenses, deductions, gains, losses and credits shall be allocated in accordance with this Article VIII to the fullest extent permitted by Sections 704(b) and (c) of the Code. In order to preserve and protect the allocations pursuant to this Article VIII, income, expenses, deductions, gains, losses and credits arising in any Fiscal Year shall be allocated differently than otherwise provided for in the foregoing provisions of this Article VIII of this Agreement, if, and to the extent that, in the opinion of counsel to The Company, the allocations under the foregoing provisions of this Article VIII would violate Sections 704(b) and/or (c) of the Code. Any allocation pursuant to this Section 8.3 shall be deemed to be a complete substitute for any allocation otherwise provided for in the foregoing provisions of this Article VIII, and shall be so designed so as to produce, as nearly as legally permissible, comparable economic consequences to the affected Members. No amendment of this Agreement shall be required for such allocation.

8.4. Special Tax Provisions.

(a) Partnership Tax Status. The Members expect and intend that The Company shall be treated as a Joint Venture for all federal income tax purposes and each Member individually, and the Members collectively, agree that they (i) will not on any federal, state, local or other tax return take, and shall not otherwise assert a position inconsistent with such expectation and intent; or (ii) do any act or thing which could cause The Company to be treated as other than a Joint Ventur for federal income tax purposes.

(b) Allocations upon Transfers of Company Interests. If, during any Fiscal Period, a Member (the "Transferring Member") transfers any Joint Venture Interest to another person, items of income and loss shall be allocated between the Transferring Member and the transferee in accordance with their respective Joint Venture Interests during the Fiscal Period using any method permitted by Section 706 of the Code as selected by the Transferring Member.

(c) Tax Matters Partner. Alternative Construction Consulting Services, Inc., shall be the "tax matters partner" for the purposes of Section 6231(a)(7) of the Code, and any successor provision.

ARTICLE IX

DISTRIBUTIONS PRIOR TO LIQUIDATION

9.1. Distribution Shares. All distributions prior to liquidation by The Company to Members shall be made to the Members in proportion to their relative Percentage Interests per project basis, as amended by the Members from time to time under Section 2.4, and in accordance with the provisions of this Article IX.

9.2. Cash Distributions. To the extent The Company's cash on hand exceeds its current and anticipated needs and subject to Section 9.3 below, a Majority in Interest of the Members may cause The Company to make distributions.

9.3. Restriction on Distributions and Withdrawals.

(a) Maintenance of Positive Equity. The Company shall not make any distribution to the Members unless immediately after giving effect to the distribution, all liabilities of The Company, other than liabilities to Members on account of their interest in The Company and liabilities as to which recourse of creditors is limited to specified property of The Company, do not exceed the fair value of The Company assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in The Company assets only to the extent that the fair value of the property exceeds such liability.

(b) Liability of Members for Distributions Received. No Member shall be liable to The Company for the amount of a distribution received provided that, at the time of the distribution, such Member did not know that the distribution was in violation of Section 9.3(a). A Member which receives a distribution in violation of Section 9.3(a), and which knew at the time of the distribution that the distribution violated such condition, shall be liable to The Company for the amount of the distribution.

9.5. Annual Distributions.

All income of The Company from its business operations, net of (i) all expenses, (ii) reasonable or appropriate reserves and (iii) all amounts required to be retained by The

Company by law, shall be distributed to the Members at least annually on a *pro rata* basis in accordance with each Member's respective Percentage Interest.

9.6. No Other Withdrawals.

Except as provided in this Article IX no withdrawals or distributions shall be required or permitted.

ARTICLE X

TRANSFER OF MEMBERSHIP

10.1. Transfer. Any Member or Assignee may transfer, sell, encumber, mortgage, assign or otherwise dispose of (a "Transfer") all or any portion of his or its Joint Venture Interest to an Assignee only if (i) the Assignee shall have agreed in writing to assume all of the obligations of the assignor with respect to the Joint Venture Interest assigned (including the obligations imposed hereunder as a condition to any transfer); (ii) the Member shall have concluded (which conclusion may be based upon an opinion of counsel satisfactory to it) that such Transfer would not (A) result in a violation of the 1933 Act or any other applicable statute of any jurisdiction, (B) have any adverse tax consequences to The Company or any of its Members for U.S. Federal income tax purposes or (C) result in a violation of any law, rule or regulation by the Member, the Assignee, The Company or the Members; and (iii) such Transfer shall have been approved by the Board of Managing Members. Notwithstanding the provisions of Subsection (iii) of this Section 10.1, and subject to the provisions of Section 10.4 hereof, if the Assignee is a Permitted Transferee, then approval of the Board of Managing Members shall not be required.

10.2. Transfer Void. Any purported Transfer in contravention of this Article X shall be void and of no effect to, on or against The Company, any Member, any creditor of The Company or any claimant against The Company.

10.3. Rights of Assignees. The Assignee of an Joint Venture Interest has no right to vote or to participate in the management of the business and affairs of The Company or to become a Member, unless and until such Assignee has been admitted as a Substitute Member pursuant to and in accordance with Section 2.4 of this Agreement (such "Assignee's Admission").

10.4. Permitted Transferees.

(a) Subject to Section 10.3, the Joint Venture Interest of any Member shall be transferable without the approval of the Board of Managing Members if (i) the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or termination of the transferor Member, (ii) the transferee is a Permitted Transferee and (iii) such transferee agrees in writing to be bound by the terms and conditions of this Agreement as fully as if it were an original signatory hereto.

Substitute Member shall have all the rights and powers and will be subject to all the restrictions and liabilities of the Member who originally assigned such Joint Venture Interest as may be further limited by the Member making such assignment. The admission of a Substitute Member shall not release any Member who assigned the Joint Venture Interest to such successor from liability to The Company that may have existed prior to such substitution.

2.5. Resignation or Withdrawal of a Member. Except as specifically provided below, and subject to the provisions for transfer contained in Article X, no Member shall have the right to resign, retire or withdraw from membership in The Company or withdraw his interest in The Company's capital and any resignation, retirement or withdrawal by a Member in violation of this Section shall render such Member responsible to The Company and other Members for any consequential or other damages resulting therefrom.

2.6. Events Terminating Membership. The death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in The Company (an "Event of Disassociation"), may or may not cause a dissolution of The Company pursuant to Article XII hereof.

2.7. Rights of Disassociated Members. Upon the occurrence of any Event of Disassociation with respect to any Member (a "Disassociated Member"), if such Event of Disassociation causes a dissolution and winding up of The Company under Article XII, the Disassociated Member who has not wrongfully caused such dissolution, the legal representative or an heir of such Disassociated Member, shall be entitled to participate in the wind up of The Company affairs, or in the appointment of a person to effect such wind up, to the same extent as any other Member.

2.8. Admission of Executor or Heir as Member in Certain Circumstances. If an Event of Disassociation has resulted from the death of a Member and there would be no remaining Members for purposes of Section 18-203 of the Act, the executor or heir designated in any last will and testament of the deceased Member shall, simultaneously with the death of such Member and without further action by The Company, be admitted as an Additional Member of The Company without any LLC Interest and not as an Assignee of the deceased Member. Such Membership shall terminate at the end of the 90-day period commencing with the death of such Member.

2.9. Additional Members. The Managing Members may accept Additional Members within thirty days of the date of the Agreement. Accordingly, each Additional Member shall be granted a Joint Venture Interest in The Company equal to such Additional Member's Percentage Interest as approved by the Managing Members.

(b) A "Permitted Transferee" is any member of such Member's immediate family or a trust, corporation, Joint Venture or partnership controlled by such Member or members of such Member's immediate family, or another Person controlling, controlled by, or under common control with such Member which makes the representations and warranties in Section 2.2.

(c) Notwithstanding anything to the contrary herein contained, if a Permitted Transferee ceases to be a Permitted Transferee as defined in Section 10.4(b), such Permitted Transferee shall promptly offer to sell by notice to The Company, and The Company shall have the right to purchase, exercisable within 30 days of receipt of the former Permitted Transferee's notice, such Permitted Transferee's Joint Venture Interest for an amount equal to the balance of such Permitted Transferee's Capital Account as of the date such Permitted Transferee ceased to be a Permitted Transferee hereunder. In any event, once a Permitted Transferee ceases to be a Permitted Transferee as defined in Section 10.4(b), such Permitted Transferee also shall cease have any of the rights and benefits of a Member of The Company.

ARTICLE XI

INDEMNIFICATION AND LIMITATION OF LIABILITY

11.1. Indemnification.

(a) To the fullest extent permitted by the Act and by law, the Members, the partners of any Member, if such Member is organized as a partnership, the members of such Member, if such Member is organized as a Joint Venture and the partners, members, shareholders, controlling persons, officers, directors and employees of any of the foregoing (herein referred to as "Indemnitees") shall, in accordance with this Section 11.1 be indemnified and held harmless by The Company from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which they may be involved, as a party or otherwise, by reason of their management of, or involvement in, the affairs of The Company, or rendering of advice or consultation with respect thereto, or which relate to The Company, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of The Company and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of *nolo contendere,* or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of The Company or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of The Company; or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful).

(b) The Company may also indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of The Company to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of The Company, against expenses actually or reasonably incurred by such Person in connection with the defense or settlement of such action, if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of The Company, except that indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for misconduct in the performance of the Person's duty to The Company only to the extent that the court in which such action or suit was brought, or another court of appropriate jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that the Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, the Person shall be indemnified by The Company against expenses actually and reasonably incurred by the Person in connection therewith. Notwithstanding the foregoing, no Person shall be entitled to indemnification hereunder for any conduct arising from the gross negligence or willful misconduct of such Person or reckless disregard in the performance of its duties hereunder.

(c) Expenses (including attorneys' fees) incurred in defending any proceeding referred to in Sections 11.1 (a) or (b) may be paid by The Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee or Person to repay such amount if it shall ultimately be determined that the Indemnitee or Person is not entitled to be indemnified by The Company as authorized hereunder.

(d) The indemnification provided by this Section 11.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

(e) Notwithstanding anything to the contrary herein contained, the indemnification provisions of this Section 11.1 shall not apply to any action, suit or proceeding in which The Company is the adverse party or one of the adverse parties to (i) a Member or (ii) the partners, members, shareholders, controlling persons, officers, directors and employees of any Member.

11.2. Limitation of Liability. Notwithstanding anything to the contrary herein contained, the debts, obligations and liabilities of The Company shall be solely the debts, obligations and liabilities of The Company; and no Member shall be obligated personally for any such debt, obligation or liability of The Company solely by reason of being a Member of The Company.

ARTICLE XII

DISSOLUTION

12.1. Dissolution. The Company shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

(a) the expiration of its stated term;

(b) the written consent (which consent may be granted or withheld for any reason or for no reason in each such Member's sole discretion) of every Member;

(c) the occurrence of an Event of Disassociation with respect to any Member and the failure of the remaining Members holding at least a Majority in Interest (including any Members admitted pursuant to Section 2.8) to consent to continue the business of The Company pursuant to Section 12.2 below within 90 days following the occurrence of any such event (which consent may be granted or withheld for any reason or for no reason in each such Member's sole discretion);

(d) any date upon which the Board of Managing members elect to dissolve The Company.

12.2. Continuance of The Company. Notwithstanding the foregoing provisions of Section 12.1, if after the occurrence of an Event of Disassociation and the admission of any Member pursuant to Section 2.8, there is at least one remaining Member, such remaining Member(s) shall have the right to avoid dissolution of The Company and elect to continue the business of The Company on the same terms as set forth in, and pursuant to, this Agreement. Such right can be exercised by the affirmative vote of a Majority in Interest of such remaining Member(s) to continue the business of The Company within 90 days after the occurrence of any Event of Disassociation. Expenses incurred in the continuance of The Company shall be deemed expenses of The Company.

12.3. Authority to Wind Up. The Board of Managing Members shall have all necessary power and authority required to marshal the assets of The Company, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of The Company. In particular, the Board of Managing Members shall have the authority to continue to conduct the business and affairs of The Company insofar as such continued operation remains consistent with the orderly winding up of The Company.

12.4. Winding Up and Certificate of Cancellation. The winding up of The Company shall be completed when all debts, liabilities and obligations of The Company have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of The Company have been distributed to the Members. Upon the

completion of winding up of The Company, a Certificate of Cancellation shall be filed with the Delaware Secretary of State.

12.5. Distribution of Assets. In connection with the dissolution and winding up of The Company, and the liquidation thereof, the assets of The Company shall be distributed as follows in accordance with the Act:

(i) to creditors of The Company in the order of priority provided by law;

(ii) to Members and Disassociated Members for any amounts The Company owes them, other than in respect of the net credit balance of their Capital Accounts; and

(iii) to the Members in proportion to the positive balances in their respective Capital Accounts and in accordance with any asset allocation made to any substitute members.

ARTICLE XIII

MISCELLANEOUS

13.1. Amendment. This Agreement may be amended by the Board of Managing Members; provided, however, that no amendment of Articles III, IX, X or XII shall be effective against any Member who has not consented thereto.

13.2. Withholding Taxes. NOT APPLICABLE

13.3. Further Assurances. The parties agree to execute and deliver any further instruments or documents and perform any additional acts which are or may become necessary to effectuate and carry on The Company created by this Agreement.

13.4. Binding Effect. Subject to the restrictions on transfer set forth in Article X, this Agreement shall be binding on and inure to the benefit of the Members and their respective transferees, successors, assigns and legal representatives.

13.5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflict of laws rules thereof.

13.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter herein.

13.7. Counterparts. This Agreement may be executed in one or more counterparts with the same force and effect as if each of the signatories had executed the same instrument.

13.8. Submission to Jurisdiction. Each of The Company and the Members hereby irrevocably and unconditionally: (i) submit to the exclusive (except to the extent of an action to enforce a judgment relating thereto) jurisdiction of any Florida State and Federal courts sitting in Orlando with respect to such matters arising out of or relating hereto, (ii) agree that all claims

13.8. Submission to Jurisdiction. Each of The Company and the Members hereby irrevocably and unconditionally: (i) submit to the exclusive (except to the extent of an action to enforce a judgment relating thereto) jurisdiction of any Florida State and Federal courts sitting in Orlando with respect to such matters arising out of or relating hereto, (ii) agree that all claims with respect to such action or proceeding may be heard and determined in such Florida State or Federal court, (iii) waive the defense of an inconvenient forum, lack of personal jurisdiction and improper venue, (iv) consent to service of process upon it by mailing or delivering such service, in the case of The Company, to its registered office and in the case of a Member, to its address as listed on The Company's Register of Members and (v) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

By: ______________________________
Michael W. Hawkins – President

ATLAN INTERNATIONAL HOLDINGS CORP

By: ______________________________
Henry Val – President

ALTERNATIVE CONSTRUCTION CONSULTING SERVICES, INC.

By: ______________________________
Michael W. Hawkins – President

EXHIBIT A

MEMBERS AS OF May 15, 2005

Member	Address	Contributed	Percentage
Alternative Construction Consulting Services, Inc	2910 Bush Drive Melbourne, FL 32935	Oversight	5%
Atlan International Holdings Corp	2910 Bush Drive Melbourne, FL 32935	Solar Component	20%
Alternative Construction Technologies, Inc.	2910 Bush Drive Melbourne, FL 32935	Panels	75%